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                                                            EXHIBIT 99.(8)(a)(4)


                    FUND PARTICIPATION AGREEMENT AMENDMENT

This Fund Participation Agreement Amendment, effective May 1, 2000, hereby amends the Fund Participation Agreement dated August 1, 1997 between United Investors Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund)("Agreement") in the following manner:

1) The following language shall be added to Paragraph 1.5 of the Agreement following "investment medium:"

               ", which are delineated on Exhibit B"

2)   The current Paragraph 1.12 of the Agreement is deleted and a new Paragraph
1.12 is substituted to read as follows:

               "Separate Account" shall mean RetireMAP Variable Account, Titanium Universal Life Variable Account and Titanium Annuity Variable Account, each a separate account established by Insurance Company in accordance with the laws of the State of Missouri.

3) The Agreement is amended to replace Exhibit A in its entirety by the revised Exhibit A, attached hereto.

4) The following language shall be added to Paragraph 11.1 of the Agreement following "Exhibit A:"

               "and Exhibit B"

5)   The Agreement is amended to add Exhibit B.

IN WITNESS WHEREOF, the parties hereto have executed this Fund Participation Agreement Amendment as of May 1, 2000.

                                    UNITED INVESTORS LIFE INSURANCE COMPANY


                                    By:

                                    Its:

                                       1
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                              THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.



                              By:

                              Its:



                              DREYFUS VARIABLE INVESTMENT FUND

                              By:

                              Its:




                              DREYFUS LIFE AND ANNUITY INDEX FUND,
                              INC. (d/b/a DREYFUS STOCK INDEX FUND)

                              By:

                              Its:

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                                   EXHIBIT A
                                   ---------

                          List of Participating Funds

The Dreyfus Socially Responsible Growth Fund, Inc.

Dreyfus Variable Investment Fund

        Appreciation Portfolio
        Quality Bond Portfolio
        Small Cap Portfolio
        Growth and Income Portfolio
        Money Market Portfolio

Dreyfus Stock Index Fund

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